Exhibit 14.1

Dear Associates,


For more than 100 years, our Company's founding values of trust and integrity have sustained us, and have sent a signal to our customers, shareholders, and suppliers about the standards to which we subscribe.


Especially now, as we regain our leadership position in American retailing, each of us should feel a renewed sense of pride about our Company's enduring reputation for the highest ethical behavior. Likewise, each of us is personally responsible to continue to support the sound principles of integrity and fairness on which this Company was founded.


We have issued this document, the Statement of Business Ethics, to restate our ethical obligations in conducting ourselves, as well as the Company's business. It also states our Company's policy to follow the law and to act ethically in all situations.


Please review this document carefully. You are asked to sign a certificate that you have read this document, and that you are, and will continue to be, in compliance with its principles.


This Statement of Business Ethics has my full support and the support of your Board of Directors. You can count on us to uphold our Company's reputation and commitment to the highest standard of ethics. Likewise, I am counting on each of you to live by the standards that form our shared heritage.


As we turn our focus to the next phase of the Company's growth, I look forward to working together to ensure that our original values continue to be reflected in the daily actions of all of us. Our customers, shareholders, suppliers, and our associate partners deserve no less of us.





Myron (Mike) E. Ullman, III

Chairman of the Board and

Chief Executive Officer


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Statement of Business Ethics
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The "Spirit" of This Statement

The JCPenney Business Ethics Committee

Compliance with Law

No associate should take any action on behalf of the Company which he or she knows, or reasonably should know, violates any applicable law or regulation.

1 Books, Records, and Accounts

2 Antitrust

3 Product Safety

4 Advertising

5 Political Activities

6 Securities Laws

7 Environmental Laws

8 Human Resources - Related Laws



Conflicts of Interest

All associates of the Company should avoid outside activities or relationships that impair, or appear to impair, the exercise of their judgment in the Company's best interest.


1 Gifts, Loans, Entertainment

2 Interest in Other Businesses and Organizations

         2A Relations with Suppliers

         2B Interest in Competitors

3 Diversion of Corporate Opportunity

4 Public Statements, Presentations, and Honorariums

5 Holding Public Office


Use of Company Information

1 Personal Use of Company Information

2 Disclosure of Company Information

3 Protection of Customer Information

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Preservation of Company Assets

Assets of the Company may not be diverted to the personal use of any associate. Procedures established for purchase, sale or other utilization of assets must be followed.


Compliance, Questions and Reporting
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This section explains how and to whom associates may raise inquiries or present information related to this Statement.


Verification of Compliance
---------------------------
This final section describes the Certificate of Compliance to be electronically signed by the associate.

We have provided helpful examples of many of the sections of the Statement of Business Ethics.

                        Click here to view the examples.
                     -------------------------------------
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 The "Spirit" of This Statement

Daily, we are faced with business decisions and choices with ethical implications. Fortunately, our cultural heritage for integrity has strong roots and provides associates guidance on important ethical issues.


"Does it square with what is right and just?" These words express the values of fairness that we all believe is fundamentally the right way to do business. Making these words come to life takes work and careful follow-through in our business actions. Our actions as managers clearly set the tone for the behavior of others. Managers should foster an "open door policy" to encourage resolution of ethical issues.


Keep in mind the values on which our Company was founded:

|X|  Treat all associates with respect

|X| Deal fairly and honestly with our business contacts, customers, suppliers, shareholders and contractors and ensure that dealings are transparent

|X|  Strive to create a workplace with high ethical values

|X| Make a personal commitment to follow our Statement of Business Ethics in principle and in spirit

|X|  Ask questions when ethical matters arise


Our tradition of honesty and integrity impacts the linkage between our principles and our success. The continued success of the Company relies on the values of our associates. One error in judgment by a single associate can cause severe damage to the hard-earned excellent reputation of our Company.


The principles stated here apply to all associates in the Company and in JCPenney's domestic subsidiaries including J. C. Penney Corporation, Inc., the Company's principal operating company.


Ultimately the principles expressed here were derived from James Cash Penney, our founder, and his belief in doing business by the standard of the Golden Rule. In 1913, Mr. Penney and six of his partners interpreted the meaning of the Golden Rule for their business when they drafted the set of principles that we know today as The Penney Idea. Those principles are the foundation of the Company's ethical culture -- and of this Statement.


The JCPenney Business Ethics Committee

JCPenney has long had a Business Ethics Committee, whose function is to maintain an effective business ethics program for the Company. The Committee ensures that this Statement is current with our business and the law, and that it is communicated to associates. The Committee also makes decisions regarding inquiries that are brought to its attention. Committee membership consists of senior management representing a broad cross-section of the Company. The Committee currently consists of the Chief Human Resources and Administration Officer, the General Counsel, the Chief Technology Officer, the Director of JCPenney Stores, the Controller, the Director of Auditing, and the General Merchandise Manager for Women's Apparel.


Compliance with Law

The Official JCPenney Policy Statement

Each associate of the Company, while acting on behalf of the Company, shall comply with all applicable governmental laws, including federal, state, and local statutes, regulations, and codes.

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The Purpose of the Policy

More and more, our activities are subject to a variety of federal, state, and local laws and regulations. Company policy has always been to comply with all applicable laws and regulations in the conduct of its business. As a result of increased regulation of corporations and the amendments to the United States Sentencing Commission Guidelines for organizations, our Company has further strengthened its compliance efforts to address the Sentencing Guidelines and to deter, prevent, and detect wrongdoing by our associates and agents. This Statement of Business Ethics constitutes one of the core documents of our compliance program. For this and other reasons, no associate should take, or permit to be taken, any action on behalf of the Company which he or she knows, or reasonably should know, violates any applicable governmental laws.


Discussion

Our Company policy statement is, simply, "we will obey all laws," certainly the starting point for any business conduct. We have to do much more than just obey the laws, although very obviously, we can do no less. Violation of the laws can result in both corporate and personal liability.


At the same time, we recognize that we are not all lawyers. We cannot know all the laws that may apply. Nor can we understand all aspects of the laws that apply. We are expected, however, to take certain common-sense precautions. The first and most important is - when in doubt, ask. The section of this Statement entitled "Compliance, Questions and Reporting" explains how you should address any legal questions you may have.


1 Books, Records, and Accounts

The results of operations of our Company must be recorded in accordance with the requirements of law and generally accepted accounting principles. It is Company policy, as well as a requirement of law, to maintain books, records, and accounts that, in reasonable detail, accurately and fairly reflect the business transactions and disposition of assets of the Company. In order to carry out this policy and assure compliance with applicable laws, no associate should take, or permit to be taken, any action in a manner whereby the Company's books, records, and accounts would not accurately, fairly, and completely reflect the action taken. No false or misleading entries should be made in any books or records of the Company for any reason, and no fund, asset, or account of the Company may be established or acquired for any purpose unless such fund, asset, or account is accurately reflected in the books and records of the Company. No corporate funds or assets should be used for any unlawful purpose. Associates should follow the Company's Records Retention Guidelines which can be found in the Company Policy Manual 8700 Records Retention.


2 Antitrust

Broadly speaking, the antitrust laws regulate the competitive conduct and dealings of business. Violations can lead to extremely serious consequences for both the Company and the individuals involved. A complete description of the antitrust laws is beyond the scope of this document. However, it should be noted that any activity with a competitor or supplier in restraint of trade, such as price fixing, is illegal. Discriminatory activities with suppliers in areas such as pricing, terms, promotional allowances, and services may violate the antitrust laws. This does not mean, of course, that we cannot and should not negotiate hard in all areas with our suppliers.


3 Product Safety

Products sold by the Company must not only meet all applicable safety standards set by law, they must also meet Company standards. It is Company policy not to knowingly sell any unsafe product and to
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minimize as much as possible hazards from products which inherently entail some risks. The reputation and success of our Company has been built upon the performance of our products. Our customers have a right to expect that our products will not endanger their health or safety in any way.


4 Advertising

Advertising used by the Company is legally required to be true and not deceptive or misleading in any manner. All product or pricing claims must be substantiated by supporting data before they are made. We must be careful to assure that the customer is not disappointed by claims about our products which are not supported by performance. The purpose of our advertising has always been to emphasize the quality of our products and the fairness of our prices. We believe that a properly informed customer will be a loyal customer.


5 Political Activities

The Company and its associates have a legitimate interest in the composition of our state, local, and federal governments and in the laws which prescribe the ways business should be conducted. This is, however, an extremely sensitive area. There are laws at the federal, state, and local levels which govern the involvement of the Company and its associates in political activities. Corporate payments of anything of value, including cash, merchandise, or services, in connection with political activities are generally either illegal or strictly regulated by law. Regulated activities include the support of, or opposition to, candidates for public office; contributions in support of, or opposition to, initiatives or referenda; and contributions, gifts, or honoraria to government officials. All proposed payments, donations, or services in any of these areas must be reviewed in advance and approved in writing by the designated representative of the Government Relations Group of the Legal Department. Failure to comply with this policy can lead to embarrassment and serious problems for the Company and its associates. Call 972-431-1252 for more information.


6 Securities Laws

Federal and state securities laws and rules of the securities exchanges affect a wide variety of the Company's activities.


No associate may engage in, or permit other associates to engage in, any activity which he or she knows or reasonably should know, is prohibited by the securities laws.


The basic rules set out here apply to all JCPenney associates regardless of their position level. Those who are Divisional Vice Presidents and above should also consult the Insider Trading Compliance Program portion of their "Welcome Package" and their periodic "blackout period" alerts, as well as these rules.


Disclosure Rules - No false, misleading, or deceptive statements may be made in connection with the purchase or sale of any security or in any report filed with the Securities and Exchange Commission or distributed to any financial analyst, stockholder, or prospective purchaser of stock. In addition, improper or premature disclosure of information to outsiders or associates who do not require the information to perform their jobs is strictly prohibited. Disclosure to the public is limited to the Public Relations and Investor Relations Departments. See the Public Relations Guidelines and Procedures.


Prohibited Trading - In the course of your employment, you may have access to material inside (non-public) information concerning the Company, or those with whom it does business. This places you in a special position of trust and confidence and will make you an "insider" for purposes of federal and state securities laws, rules, and regulations.


Under no circumstance should you (or others to whom you have disclosed such information ("tippees")) attempt to buy or sell securities of the Company, (including transfers into, or out of, the stock accounts of

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JCPenney's Savings Plan and Mirror Plans, the exercise of stock options, or buying or selling JCPenney securities through your personal broker) or of any other entity with which the Company may be involved, when you have knowledge of material events affecting the Company which have not been made public.


Although there is no statutory definition of what constitutes "material inside information," courts have held that information was material when a reasonable investor would have considered it important to his or her investment decision.


The following are examples of information usually considered material: sales, earnings, significant charges against earnings, dividend actions, stock splits, stock buyback programs, mergers and acquisitions, strategic plans, new lines, important personnel changes, real estate plans, capital investment plans, marketing plans, joint ventures, public and private sales of debt or equity securities, and the effects of a significant government investigation of the Company. This list is not exhaustive.


You should be aware that you may be considered a "temporary insider" with respect to information concerning third parties with whom the Company is doing business or negotiating a transaction, e.g., vendors, joint ventures, or investment partnerships, and that the same rules on disclosure and abstention from trading in that corporation's securities will apply to you and your tippees.


JCPenney associates are reminded that engaging in prohibited trading activities and tipping can result in substantial civil and criminal penalties, including imprisonment.


7 Environmental Laws

The Company is committed to doing business in an environmentally responsible manner. It continually seeks to assure that its operations, to the fullest extent feasible, preserve and improve the environment and protect the health and safety of associates, customers, and communities where the Company does business. The Company has adopted a statement of principles on the environment to give more specific content to its policy of environmental responsibility. Included among those principles is a commitment to comply with laws and regulations involving environmental quality and related health and safety issues that are applicable to the Company's operations. Accordingly, every associate is expected to conduct the Company's business in an environmentally responsible manner and not to engage in any activity which violates any environmental laws or regulations.


8 Human Resources - Related Laws

The Company's Human Resources policy is to employ, train, promote, upgrade, and otherwise provide equal terms and conditions of employment to all. Individuals and associates will be employed regardless of race, color, religion, national origin, sex, age, physical/mental disability or sexual orientation. Appropriate diversity practices have been and will continue to be undertaken to assure implementation of this policy.


JCPenney provides its associates wages, hours and other terms and conditions of employment in compliance with applicable federal and state laws.


Conflicts of Interest

The Official JCPenney Policy Statement

Each associate of the Company shall avoid any activity, interest, or relationship with non-Company persons or entities that would create, or might appear to others to create, a conflict with the interests of the Company.

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The Purpose of the Policy

All Company associates, at all levels, in every department, must be able to perform their duties and exercise their judgments on behalf of the Company without impairment, or the appearance of impairment, by virtue of a non-Company activity, interest, or relationship.


Discussion

Associates should avoid the development of any relationships or participation in any transaction involving a possible conflict, or appearance of conflict, between the interest of the Company and the personal interest of the associate.


While we wish to preserve the privacy of our associates and their right to conduct their personal affairs without interference, a full and prompt disclosure of facts regarding potential conflicts is necessary to avoid problems. The determination as to whether there is a conflict, or appearance of a conflict, is to be made by the Company and not by the associate involved. In appropriate circumstances where the facts are disclosed, and if there is no illegal or unethical conduct involved, the Company could consent to the proposed activity if it is in the best interest of the Company, even though a potential conflict of interest may exist.


1 Gifts, Loans, Entertainment

Commercial bribery is illegal, and the solicitation, payment, or receipt of any business related bribe is prohibited. An associate should not, directly or indirectly, accept gifts of cash or anything else of value from anyone having or seeking business with the Company, other than non-cash gifts of nominal value generally used for promotional purposes by the donor. "Nominal value" means, generally, not more than $50 in value. If an associate receives a gift with a value of $50 or more from a supplier, he or she should notify his or her manager immediately.


Participation in business-related functions, including the acceptance of lunches or other meals on occasion, is a normal and permissible business practice. However, care must be exercised to ensure that such functions are necessary and that their value and frequency are not excessive.


Other forms of entertainment or outings, such as local sports events, dinners, theater performances, or golf dates, may be accepted only if it is practicable for the associate to reciprocate at an appropriate time. In those cases where reciprocation does not seem possible, but the associate believes it is in the Company's interest to attend, he or she should get the agreement of appropriate supervisory personnel, such as a unit manager or a department head. Entertainment trips at even partial supplier expense should not be accepted. Thus invitations to events of significance such as the U.S. Open Tennis Match, the Master's Golf Tournament, or the Super Bowl, which carry with them more than the cost of tickets, cannot be accepted. It is unlikely that travel, or trip expense, can be reciprocated.


Travel expenses of associates may be paid by a supplier if the trip is solely for business purposes and is approved in advance by the manager.


Associates shall not accept loans from any persons or entities having or seeking business with the Company except from recognized financial institutions, at the normal interest rates for individual borrowers prevailing at the time of borrowing. In discussing personal financing with banks, no associate should state or imply that the bank's response will in any way affect its relationship with the Company. The Company's business relationships with financial institutions are not to be utilized to influence in any way personal loans to associates.


In summary, nothing should be accepted that could impair, or appear to impair, an associate's ability to perform his or her Company duties or to exercise his or her judgment in a fair and unbiased manner. A divided loyalty will invariably create serious problems for the Company and its associates.

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2 Interest in Other Businesses and Organizations

An associate should not have any direct or indirect interest in, or relationship to, any transaction in which the Company or one of its subsidiaries is or will be a party if such interest or relationship might influence, or appear to influence, that associate in the performance of Company duties, or otherwise give rise to the appearance of wrongdoing or a conflict of interest. Associates should not have any interest, financial or otherwise, in any competitor, supplier, or third party with whom the Company or any of its subsidiaries is doing business or negotiating a transaction, e.g., vendor, joint venture, or investment partnership, that could influence the associate's objectivity or judgment in performing his or her duties or could otherwise create a conflict of interest or an appearance of one.


2A Relations with Suppliers

A supplier is one who furnishes or offers to furnish goods or services of any kind to the Company. It is Company policy to select a supplier on the basis of price, quality, and performance. An associate must avoid personal, financial, or other involvement with a supplier with whom he or she does, or is likely to do, business. An associate shall not purchase products directly from suppliers doing business with the Company or with whom the Company is negotiating to do business, unless such purchase is made under circumstances and at prices offered to the general public. An associate should not solicit suppliers to engage in activities outside of the business relationship. Such involvement and activities might appear to cause the associate to select a supplier for reasons other than price, quality, and performance.


Former Associates

Any associate regardless of level (managerial or administrative), who leaves the Company for whatever reason, including retirement, will not be permitted to call on the Company as a representative of a supplier selling or seeking to sell goods or services to the Company, unless a period of one year has elapsed since the former associate left the employ of the Company.


Relatives

An associate should not be in a position to make or influence a decision relating to the Company's engaging in business with a company in which a relative or close friend has an interest. An associate should not be in a position to derive an indirect benefit from a Company transaction involving a relative. An associate should disclose in the disclosure box on the Certificate of Compliance on the HR Kiosk any situation in which a relative has an interest in a supplier, prospective supplier, or in any Company transaction. For these purposes, "relative" should be construed to include the associate's spouse, child, parent, brothers and sisters and their spouses, sons-in-law, daughters-in-law, other in-laws, cousins, and unmarried partners.


Close Relatives

No spouse, sibling, child, or parent of a Company associate in a profit sharing management position will be permitted to call on units of the Company as a representative of a supplier selling or seeking to sell goods or services to the Company unless the matter has been disclosed and approved in advance by either the Human Resources Department or the Business Ethics Committee. An associate should seek that approval by disclosing the relationship in the disclosure box of the Certificate of Compliance. The Human Resources Department and Business Ethics Committee will base their decisions on:

|X| The extent, if any, the associate's position might influence the Company's business relationship with the spouse, child, or parent's company; and

|X|  The  likelihood  the  relationship   would  result  in  the  appearance  or
     possibility of a conflict of interest.

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Solicitations of Suppliers for Non Profit Organizations

All requests to suppliers to support nonprofit organizations and their activities should be submitted to the Public Affairs Committee at the Home Office for review. Additionally, before any manager accepts unusual honors from a non profit organization with which there has been only a slight association, a request should be submitted to the Public Affairs Committee. This step is designed to avoid creating the impression that the Company provides ongoing financial support to the organization and that suppliers should also do so.


We recognize that many management associates at all levels serve on a voluntary basis on boards and executive committees of a variety of organizations. Very often, that service is recognized at special banquets or events. This approach is not directed toward that activity, and there is no need to clear that honor in advance. As a Company, however, we are concerned with the bestowing of honors for little or no service that carry with them an implicit message that the honoree will be encouraged, or is expected, to solicit participation or funds from Company suppliers. As in all things, if there is any doubt, you are encouraged to review the matter in advance with the Company's Public Affairs Department.


2B Interest in Competitors

A competitor of the Company is any organization that sells goods or services similar to any of those offered for sale by the Company. Under this definition, it is the type of goods or services sold, and not the manner of sale, that determines another organization's status as a competitor. Accordingly, the fact that goods or services are not marketed through traditional types of retail stores, but, for example, out of one's home, is not relevant. An associate should not have any direct or indirect interest in, or relationship with, any competitor of the Company if such interest or relationship might influence, or appear to influence, that person in the performance of his or her Company duties. For these purposes, prohibited interests or relationships with respect to competitors include selling, recruiting, distribution, or similar activities, whether conducted out of the associate's home or otherwise. Prohibited activities also include directing the involvement of other persons in competitors. An associate may, however, sell products or work for another company that sells products of the type sold by the Company so long as the activity for the competitor does not relate to, impact, or interfere with the associate's position with the Company.

Ownership of stock in a competitor will not be deemed a conflict of interest if both of the following conditions exist: (a) the stock is publicly traded, and
(b) the amount owned by the associate does not exceed one tenth of 1% of the amount outstanding.


3 Diversion of Corporate Opportunity

An associate should not appropriate to himself or herself, nor divert to any other person or entity, a business or financial opportunity which the associate knows, or reasonably could anticipate, the Company would have an interest in pursuing.


4 Public Statements, Presentations, and Honorariums

Associates should refer all media inquiries regarding any corporate issue - corporate performance, real estate strategy, personnel, store openings or closings, layoffs, etc. - to the Public Relations Department by calling (972) 431-4181. Associates should refer all inquiries from the investment community to the Investor Relations Department by calling (972) 431-2217. For more detailed guidance regarding public statements, please refer to the Public Relations Guidelines and Procedures.


An associate should not make a presentation, participate in a panel discussion, teach a course, or write an article or book relating to his or her work activities without obtaining proper approval from the associate's

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department head or other appropriate supervisory personnel. The supervisor will decide whether further approval is required and, if so, make application for such approval.


An associate's department head or supervisor may also determine whether, and the extent to which, acceptance and retention of an honorarium or other compensation is permissible.


Public Relations clearance is required in cases where presentations involving the Company are likely to be picked up by the media.


5 Holding Public Office

The Company encourages associates to become involved in the political process on their own time. Company policy does not in any way restrict an associate's right to participate personally in political activities or to use personal funds for political purposes. However, in the case of an associate holding public office, whether elective or appointive, the potential for conflict of interest, or the appearance of conflict, must be taken into account. Therefore, the associate must disclose the intent to engage in these activities to his or her manager and on the Certificate of Compliance and receive a positive response prior to initiating any action.


The Company prohibits the use of Company facilities (e.g., telephones, copying machines, mailing lists) or personnel (e.g., secretarial help) for this purpose and prohibits political activities during an associate's work hours. These activities could also be illegal. Such activities must be restricted to the use of an associate's personal resources and facilities. An associate who requests an extended leave of absence for the purpose of engaging in political activities should disclose this fact to his or her supervisor and the Government Relations Department by calling 972-431-1252 when seeking approval. Disclosure is necessary because there are potential restrictions against the payment of benefits (e.g., continuation of participation in benefit plans) by corporations in such circumstances that should be reviewed prior to the beginning of the leave period.


Use of Company Information

All non-public information and records concerning any aspect of the Company's business or acquired by associates as a result of their employment by the Company are confidential. Unauthorized use or disclosure of such information or records violates Company policy and may also violate the law.


1 Personal Use of Company Information

An associate may not use Company information for personal benefit or for the benefit of others. This would also include information not in the public domain concerning third parties with whom the Company is doing business or negotiating a transaction, e.g., vendors, joint ventures, or landlords. An associate can be held liable to the Company or a third party for any benefit gained from improper use of such information.


2 Disclosure of Company Information

An associate may not disclose non-public Company information, including information about our internal operations, customers, suppliers, or associates, to others without appropriate authorization.


3 Protection of Customer Information

Associates should handle all customer personal information with care and prevent unauthorized disclosure of the information they share with us. This responsibility includes the appropriate disposal of customer

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data in all forms. The Policy on Safeguarding JCPenney Information
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outlines procedures for handling confidential customer information.


Preservation of Company Assets

The Official JCPenney Policy Statement

Each associate of the Company shall comply with Company procedures to preserve the assets of the Company and shall not create situations that may harm the reputation of the Company or create financial liability.


The Purpose of the Policy

The assets of the Company are to be acquired, used, and disposed of for the benefit of the Company and its stockholders, and not for the personal enrichment of its associates.


Discussion

No corporate funds or assets should be used for any unlawful purpose. In addition, no associate should appropriate or make available to others any Company property for a non-Company purpose. Tangible assets include items such as cash, inventory, equipment, supplies, displays, and samples. Intangible assets include Company brands, trademarks, ideas, inventions, and the data and information to which associates have access as a result of their work responsibilities.


Each associate must be familiar with the procedures applicable to his or her responsibilities and must be sure that they are followed, particularly in connection with the acquisition, use, or disposition of Company assets. Associates who are in a supervisory role also must require compliance on the part of those whom they supervise, particularly where the Company may have obtained use of material (training programs, software, etc.) under license from a supplier.


Office equipment, such as telephones, computers, and copy machines are entrusted to associates to use for Company business purposes. They should be used only for Company business, and where personal use is authorized, appropriate reimbursement is expected. The Company maintains ownership rights in all information contained in its electronic resources and reserves its right to access at any time any information contained in its electronic resources. The contents of electronic files may be disclosed to others within the Company, without the consent of the associate, whenever a question about the use of the resource is raised.


Inventions

Inventions or innovations conceived or devised by associates are an asset of the Company when they (a) arise out of or are suggested by work performed by an associate for the Company, (b) result from the associate's use of Company time, facilities, equipment, or supplies, or (c) arise out of or are suggested by the associate's use of Company information on trade secrets or other confidential information of the Company. When an associate invention is deemed an asset of the Company, the associate must assign the invention to the Company.

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Compliance, Questions and Reporting

Compliance

We expect every associate at every level to comply with the Statement of Business Ethics. All associate are also responsible for reporting suspected violations of the Statement of Business Ethics or law. Failure to abide by the Statement of Business Ethics or to report violations will result in disciplinary action, up to and including termination.


Questions and Disclosures

This Statement seeks to explain through discussion and examples the basic JCPenney principles of business ethics. Obviously, however, it is not possible to cover every situation that may come up. We cannot emphasize too strongly the importance of communication and disclosure. They are the key components of this Company program, as they are also the foundation for the free and open working environment that has always characterized JCPenney. Many resources are available to help you if you have questions about the ethical standards the Company expects. Associates are encouraged to bring ethical questions to the attention of their manager or other supervisory personnel (such as a unit manager or department head). If an associate is uncertain about whether his or her own actions or relationships violate the Statement, he or she should follow the procedures on the Certificate of Compliance page located on the HR Kiosk.


Associates should not refrain from raising questions because they assume appropriate supervisory personnel are aware of an issue. Moreover, associates should not assume that certain questionable activities are permissible because they or others have engaged in them.


The Company has also established a number of hotlines for specific issues which associates are encouraged to use if they have questions. Information on these hotlines is included in the next section.


Reporting Violations

All associates have an obligation to report actual or suspected violations of the JCPenney Statement of Business Ethics, and any actual or suspected violations of federal, state or local laws. Associates should report their concerns to their supervisor. If they are not comfortable discussing the issue with their supervisor, they should call one of the hotlines provided by the Company, which are described in the next section. The Company will promptly investigate reports of violations.


No Retaliation

The Company will take no adverse action or retribution against an associate because he or she reports in good faith any concern or potential violation of Company policy or law.


Company Hotlines
-------------------------------------------          ------------------------
Human Resources: The HR Support Center                HR Support Center
is responsible for assisting associates               -----------------
and advising Managers with HR related                 Contact Us
issues, such as discrimination, dissatisfaction
with working conditions, supervisory and/or salary    |X| HRConcern@jcpenney.com
concerns and harassment issues.
-------------------------------------------          ------------------------
Ethical Questions: If questions on ethics               Ethics Hotline:
cannot be resolved at a unit or department              972-431-1257
level, then associates may direct them to
the following telephone number.
-------------------------------------------          ------------------------

-------------------------------------------          ------------------------
Legal Questions: Generally, legal questions              Legal Hotline:
should bedirected to the Legal Department                972-431-1257
or a specific department's Legal Coordinator.
If resolution cannot be obtained or is
unsatisfactory, associates may use the
following telephone number.
-------------------------------------------          ------------------------
Stores Issues: Stores should direct legal              Store Response Team
matters and questions regarding customers            -----------------------
to the legal contact for                             (See telephone number
their state.                                          by state)
-------------------------------------------          ------------------------
Reporting Harassment: JCPenney has a                   Harassment Free Policy
long-standing policy against harassment of any         and Complaint Procedures
kind, including sexual, psychological or
electronic harassment. This hotline is a             Working in Harmony Hotline:
confidential source to report harassment.                        800-786-0890
-------------------------------------------          ------------------------
Accounting and Auditing Complaints: This number          Accounting Complaints
should be used to file a complaint involving             Hotline:
accounting, internal controls, or auditing matters       800-544-1635
that affect our financial reporting process.
Complaints are kept confidential and                    JCPenney Company, Inc.
can be anonymous.                                       P. O. Box 259017
                                                        Plano, TX  75025-9017
-------------------------------------------          ------------------------
Loss Prevention: A hotline is available to report    Loss Prevention Hotline:
on shrinkage or theft issues.                         800-235-1680
-------------------------------------------------------------------------------

Verification of Compliance

This Statement of Business Ethics contains a Certificate of Compliance that all management associates (and those administrative, non-management associates designated by their unit managers or department heads as being in sensitive positions) are required to complete. JCPenney management associates must access the Certificate of Compliance at the HR Kiosk.


To sign the Certificate of Compliance, log on to the HR Kiosk. Click on "You Have Associate Tasks" in the right hand column. Click on the link for "Signature Required." Follow the instructions on the Certificate of Compliance page, including entering any applicable disclosures and then electronically sign the Certificate.


If you do not have the message "You Have Associate Tasks," you can electronically sign the Certificate by completing the following steps:

1)   Log onto the HR Kiosk.

2)   Select Associate Self Service from the Menu on the left.

3) Click on "Business Ethics (View/Sign)." This will take you to the Certificate page and from this page you can also access the full Statement of Business Ethics if you have not yet read it.

4) The Certificate of Compliance Update page will appear. Click on the tab at the top entitled "Bus Ethics Update." Go to the line under the second paragraph and click in the box to complete the electronic signature.

5) Enter any applicable disclosures in the disclosure box at the bottom of the Certificate of Compliance and click on the Save button.


You may access the HR Kiosk using the link at the bottom of this page. Administrative associates who are required by their department to sign should click here to print the Certificate of Compliance manually, sign it, and give it to their manager.


DO NOT SIGN the Certificate until you have read, understood, and accepted the principles contained in both the Statement of Business Ethics and the Certificate of Compliance.


The Certificate of Compliance is neither an employment contract nor a guarantee of continued employment.


Every associate should comply with the principles contained in this Statement to avoid any impairment, or appearance of impairment, of his or her ability to perform Company duties, as well as to avoid liability for the Company or for the associate involved, or possible adverse comment.


This Statement is intended to be a positive document. It must be recognized, however, that this Statement is more than an expression of desire that certain ideals be observed. Accordingly, associates should be aware that failure to comply with the principles described in this Statement, including the disclosure requirements, may result in termination of employment. Such termination, under certain circumstances, may have additional significant financial implications for management profit-sharing associates. These additional implications may include, for example, termination of equity awards under the terms of the applicable equity plan.


                          Click here to go to HR Kiosk
                          ----------------------------


                         Click here to review examples.
                        -------------------------------


Examples
------------------------------------------------------------------------------

Conflict of Interest

Examples for Gifts, Loans, Entertainment


Example A

Situation: A supplier of the Company invites an associate with whom he does business, and the associate's spouse, to have dinner at the supplier's home. The associate does not wish to turn down this invitation because it helps to build a good working relationship, and the associate intends to reciprocate at a later date.


Analysis: The associate would be permitted to accept this invitation because of the intention to reciprocate. If reciprocation did not appear practicable, the invitation could be accepted only with the approval of the associate's unit manager or department head.



Example B

Situation: An associate has been invited by a supplier to attend a two-day seminar that is held in a resort area. This meeting is a combination of business and pleasure, but it is regarded in its particular area as being the most important meeting of the year.

Analysis: The associate would be permitted to attend this meeting with the approval of his or her unit manager or department head. Even though such meetings may appear to be attractive from the entertainment point of view, attendance is necessary or desirable at times in order that associates remain current in their areas of responsibility for the Company.


Example C

Situation: An associate in Information Systems is using the Internet to research potential suppliers for a service to the Company. One of the companies offers a raffle for a free computer on its website. The associate is unsure whether she should enter the raffle.


Analysis: The associate should not enter the raffle. Acceptance of a prize would create the appearance that the potential supplier was offering the associate an incentive to select its services and might impair the associate's judgment.


Conflict of Interest

Examples for Relations with Suppliers


Example A

Situation: A Buyer of sleepwear in the Merchandising Department contemplates purchasing 100 shares of "X" corporation, which is listed on the New York Stock Exchange, for a long-term investment. "X" corporation is one of three major manufacturers from whom the Company buys sleepwear of this type, and this Buyer is currently involved in the decision to select "X" corporation to supply a new line of merchandise.


Analysis: A conflict of interest would exist in this situation because ownership of the stock might influence, or appear to influence, the associate in his or her decision-making process. A conflict generally would exist where an associate's duties or position would enable him or her to influence the decision as to whether the Company should acquire goods, services, supplies, properties, or facilities from an organization in which the associate has an interest.



Example B

Situation: A Buyer in the Children's Division receives a recommendation from a broker to purchase 100 shares of the common stock of "Y" corporation. The Buyer knows that "Y" corporation is a supplier of fitness equipment which the Company sells through its catalog. Moreover, the Buyer is generally aware that the Company has a high regard for merchandise manufactured by "Y" corporation. The Buyer is not, however, in a position to influence the Company's transactions with "Y" corporation.


Analysis: Ownership of an interest in "Y" corporation should not create a conflict for the Buyer in this situation because his or her Company duties do not involve any relationship with "Y" corporation and the Buyer is not able to influence transactions with "Y" corporation. However, to be certain that all facts have been properly considered, the associate should enter the information in the disclosure box of the Certificate of Compliance prior to making the purchase.



Example C

Situation: An associate has dealings with a sales representative of "Z" corporation in the performance of his or her duties for the Company. The associate is asked by the sales representative to join the representative and five other individuals in a partnership formed to own income producing real property.

Analysis: This situation involves a conflict of interest. Any non-Company business relationship with a representative of a supplier creates an appearance of a conflict if the associate's Company duties involve dealings with, or decisions relating to the use of, that supplier.



Example D

Situation: An associate owns a 5% interest in a partnership, ABC Associates, that owns and operates a shopping center with space suitable for the Company. This associate supervises a number of other associates who are engaged actively in seeking space for a Company store in the same area in which the ABC Associates' shopping center is located. The associate must approve a recommendation as to the location of the store.


Analysis: A conflict of interest exists in this situation because the supervisor is in a position where ownership of the partnership interest could influence the approval of the recommendation or influence the decision of associates reporting to the supervisor.



Example E

Situation: An associate has been invited to join the board of directors of a bank.


Analysis: To guard against a conflict of interest, or the appearance of conflict, associates are advised to check with the Treasurer's Department before going on the board of a bank.



Example F

Situation: A Buyer uses his position to induce a representative of a supplier to develop a non-marital, intimate relationship with him or her.


Analysis: Even assuming that the relationship is one welcomed by both parties, it creates the appearance of a conflict and can create an actual conflict if the relationship influences the associate's business judgment. This type of conduct shall not be allowed to play a role in any business decision. While the Company does not want to interfere with associates' privacy, associates must ensure that their conduct does not compromise in any way the Company's legitimate business interests.



Example G

Situation: A Company department is planning a golf outing. Associates want to solicit suppliers to donate raffle prizes or tee prizes.


Analysis: This practice would create a conflict of interest, or at least the appearance of a conflict. To avoid that, all prizes should be purchased at standard Company cost or retail.



Example H

Situation: An associate belongs to a country club. The club is engaged in a membership drive, offering prizes to members who bring in or sign up a new member. The associate asks a supplier representative to join the club.


Analysis:   The  associate   should  not  involve  the  supplier  in  membership
solicitations. This would create a conflict of interest.

Example I

Situation: An associate is assigned to direct a special project to examine a certain area of the Company's business. A part of the project will involve the hiring of a consulting firm to advise on a specific aspect of the project. The associate, having a high regard for a consulting firm in which her brother-in-law has an interest, contemplates hiring that firm to do the necessary work.


Analysis: Before hiring the firm, the associate must disclose the relationship in the disclosure box of the Certificate of Compliance and receive a positive response. A conflict of interest could exist in this situation because the interest of the associate's relative in the firm selected by the associate to supply services to the Company might appear to have influenced the associate in her decision-making process.



Example J

Situation: The wife of a buyer started her own merchandise firm several years ago and has become very successful. To establish a relationship with JCPenney, she employs a sales manager to call directly on the Merchandise Department, including the area in which her husband works. As the owner, she does not engage in direct selling to JCPenney, although the firm does a growing business with JCPenney.


Analysis: A conflict exists. The spouse is the owner and head of the business and as such cannot insulate against or avoid a violation of the spirit of this policy by using this approach.



Example K

Situation: A Store Manager's spouse contemplates purchasing with his or her own funds an interest in a warehouse that the Company leases.


Analysis: A conflict of interest would exist in this instance even though the Store Manager has no connection with the warehouse because he or she would have an indirect interest which might be adverse to the Company's interest as a lessee of the building.



Example L

Situation: The son of an associate was hired on a temporary basis for summer employment by a company that performs services for the Company. The associate is responsible for choosing and negotiating the contract with the service company.


Analysis: A conflict of interest would exist in this situation since the associate is responsible for choosing the service company. The employment of the son, even on a temporary basis, could influence, or appear to influence, the associate's decisions.



Example M

Situation: An associate has been promoted to his first profit sharing position at a new store in a neighboring state. Upon reporting to the new unit, the Store Manager informs him that the Store Manager's spouse is a knowledgeable, licensed real estate broker, who would be pleased to help the relocating associate find a new home.


Analysis: This indirect interest in the spouse's real estate activity has probably created the impression in the transferred associate that he would be well advised to use the Store Manager's spouse or firm. Even if the Store Manager added a disclaimer ("...if you want to use a broker, and haven't selected one...."), this type of referral creates the impression of a greater interest in the spouse's benefit than in the associate's -- or the Company's -- and that creates the appearance of a conflict of interest and is to be avoided.

Conflict of Interest

Examples for Interest in Competitors


Example A

Situation: A management associate in the Real Estate Department sells Mary Kay cosmetics and merchandise to friends and neighbors. The associate has asked whether this type of activity would constitute a prohibited interest in a competitor.


Analysis: The associate should disclose this proposed activity on the Certificate of Compliance and await a decision prior to entering into the business. The Company will consider the relevant facts associated with the associate's responsibilities and this activity. In this case, it is likely that the activity will be approved since the sale of cosmetics is not likely to relate to impact, or interfere with, the associate's job for the Company. She would be reminded not to involve Company time, assets, or associates in this activity.



Example B

Situation: A Store Manager proposes to buy a substantial number of shares of stock of a corporation formed to operate a women's apparel shop. The shop will be located in a shopping center which also contains a JCPenney store, and will carry similar merchandise.


Analysis: A conflict of interest would exist. The apparel shop is a competitor because of its location and because of the merchandise it carries. In addition, the proposed purchase of stock by the associate does not meet the guidelines.


Conflict of Interest

Examples for Diversion of Corporate Opportunity


Example A

Situation: An associate overhears a conversation at a Company meeting to the effect that the Company is about to look for a new site for a logistics center in a certain area. The associate immediately calls an old friend, who now lives in that area, and relays the information. The friend forms a corporation which acquires a suitable site. The Company subsequently purchases that site from the corporation formed by the associate's friend.


Analysis: This situation involves a diversion of corporate opportunity even though the associate did not gain personally. The associate has diverted to another an opportunity which belonged to the Company.


Conflict of Interest

Examples for Holding Public Office


Example A

Situation: An associate who has been active in parent teacher activities has received a request to run for a position of member on the local school board. The school board generally meets in the evenings or weekends and occasionally requires other minor commitments of time during the day.

Analysis: The holding of a position such as school board member does not result in a conflict of interest in the normal situation. However, to avoid potential conflicts, the associate should disclose her intent on the Certificate of Compliance and receive a positive response before making a commitment to run. It is also advisable to review this matter with the appropriate unit manager or department head with respect to the amount of the time that will be required. In most cases, the Company encourages this type of community service.



Example B

Situation: A Store Manager, due to his past community involvement, is asked to consider running for mayor of the town in which the manager's store is located. The position is deemed to be part time.


Analysis: The associate should disclose his consideration in the disclosure box of the Certificate of Compliance before deciding whether to run for office. The Store Manager holding the office of mayor could find himself or herself in conflict with the best interests of the Company. In fulfilling his duties, the manager could become involved with licenses, permits, inspections, or other governmental functions on which the town and Company positions would differ. The Company will determine, based on all the circumstances, whether the associate should seek this office and, if so, what restrictions should apply.


Use of Company Information

Examples for Personal Use of Company Information


Example A

Situation: An associate learns as a result of his duties with the Company that "D" corporation is about to announce a major breakthrough that should greatly increase the value of "D" corporation's stock. The associate purchases 500 shares of "D" corporation before the news becomes public and also tells a friend about it.


Analysis: The associate in this situation would be using Company information improperly in two ways. First, the associate would be using information acquired solely as a result of his relationship to the Company for personal benefit. Second, the associate would be disclosing information which had not been previously disclosed to the public to another person who is not a Company associate needing the information for the proper performance of Company duties. Such disclosure may also constitute a violation of the Securities Exchange Act of 1934.



Example B

Situation: An associate is assigned to a unit which has an ongoing direct responsibility for a business relationship which the Company has entered into with "X" corporation. As a result, the associate becomes aware of significant developments affecting that relationship. Acting on that knowledge, the associate then purchases 500 shares of "X" corporation on a stock exchange.


Analysis: If the associate's awareness of unique developments was acquired at a time when the information was not available to the public, the associate has violated securities laws and rules if the developments were material. Civil and criminal charges can result. This conduct would be a clear violation of our Statement of Business Ethics.

Example C

Situation: A second associate (B) works with the associate (A) mentioned in Example B. Associate B becomes aware of the significant developments only after they are mentioned in the newspapers. Associate B then purchases 500 shares of the stock of "X" corporation.


Analysis: Although there is no overt violation of securities laws and rules (since the material information was already public), a conflict of interest could exist if the duties or position of associate B enabled him to influence the decision as to whether the Company should continue to do business with "X" corporation. In such a case, an investment like this should not be made while the associate holds these assigned duties.



Example D

Situation: An associate with access to Company financial information discusses non-public information with a stockbroker in anticipation of trading stock in the Company.


Analysis: A conflict of interest would exist in addition to possible violations of federal securities laws. The conflict would arise from discussing confidential Company information with someone other than as required in performance of Company duties or as expressly authorized by the Company.



Example E

Situation: An associate uses Company information to develop a mailing list for his spouse's business.


Analysis: A conflict of interest would exist, as well as a possible violation of the Company's Privacy Policy regarding safeguarding of customer information. The conflict would arise from using confidential Company information for personal gain.


Use of Company Information

Examples for Disclosure of Company Information


Example A

Situation: An associate becomes aware of planned organizational changes within the Company before they are announced. He reveals the changes on an Internet bulletin board.


Analysis: This use of Company information violates the Statement of Business Ethics.


Example B

Situation: A store associate maintains his own personal website on the Internet. On his website, the associate highlights the fact that he works at JCPenney, and includes the Company logo and a scanned image of a local JCPenney store. The associate discloses upcoming sales and new merchandise offerings well ahead of local advertising. He offers to take orders for merchandise or arrange for customers to pre-select merchandise in advance of the sale by contacting him at home.


Analysis: This use of Company information to solicit sales is inappropriate. The associate is improperly disclosing confidential Company information, misrepresenting himself as an agent of the Company in this advertising format, and exposing the Company to liability for any misrepresentations in the advertising.

Example C

Situation: An associate resigns and takes a job with another company. Upon departure, she takes Company files and software and uses Company information about procedures, assets, plans, customers, and suppliers in performing the new job.


Analysis: The former associate's conduct is prohibited. Company information is the property of the Company. Therefore, Company materials may not be removed, and Company information may not be used by a former associate. Use of this information may subject the former associate to liability to the Company. It is also a possible violation of the Company's Privacy Policy regarding the safeguarding of customer information.



Example D

Situation: A student at a local college wants to use JCPenney as a case study for an audit class project. Since the student previously worked as an intern at the Home Office, he sends a survey to his former JCPenney manager. The survey asks questions about the JCPenney environment, including what security programs are used, the Company's internal policies, and the types and version numbers of databases, software, and operating systems in use within the Company. The student also requests a list of payroll and accounting applications and a network diagram showing the location of servers, routers, and firewalls. The manager is aware of JCPenney's long-term relationship with the college and wants to assist the student. He completes the questionnaire.


Analysis: The manager has placed the Company's electronic resources at risk, and has violated Company policy and possibly state laws and other regulatory requirements. Associates must never disclose to anyone outside of the Company, specific information relating to the Company's information systems environment, security controls in use, or the way in which they are implemented. An outsider could use this information in an attempt to compromise Company systems. Outside inquiries for system or security-related information should be declined, or directed to the Information Security department for a response.



Example E

Situation: A store associate takes a phone call from an individual who states she is from the "computer department" at the Home Office. She is calling regarding a problem with the store's wireless network, and asks the associate for the wireless access number and password. When the associate hesitates to give out this information, the caller stresses that it is important because their system's access points are failing and she needs to repair them. Since the caller sounds legitimate, the associate gives her the store's wireless logon ID and password.


Analysis: This associate has violated Company policy and has exposed the JCPenney network to a potential breach situation. Associates must never disclose confidential information about the JCPenney network to anyone over the phone. Hackers will typically use this technique in an attempt to gain information that can be used to breach the security of network and information resources.


Use of Company Information

Examples for Protection of Customer Information


Example A

Situation: A 20-year styling salon associate resigns with plans to open her own business. She asks one of the salon's receptionists to give her a printed copy of her extensive client list. The stylist intends to send each client her new contact information. The list contains clients' names, addresses, phone numbers and email addresses. The receptionist complies with the request, unaware of the stylist's resignation, but inadvertently prints two copies of the information. She throws away the second copy in a trash can.


Analysis: Both associates have placed customer information at risk. Their actions may also violate several state laws as well as the Company's Privacy Policy for safeguarding customer information. The stylist has no right to use Company information in her new job, or to solicit customers for non-Company services. The receptionist should not provide customer personal information to anyone without proper authorization. Authorization for such a disclosure must generally be from the Salon Manager. In addition, printed copies of customer personal information must be disposed of in a manner that will protect against unauthorized access to or use of the information. Proper disposal requires shredding the document instead of placing it in a trash can where it can be removed by anyone.

Example B

Situation: A store associate in the Children's Department takes a call from "Brett from the Loss Prevention Center." "Brett" advises the associate that a credit card had been used fraudulently in that department earlier in the day, and that he needs the account numbers of other bankcard transactions rung at that register. Associate provides 38 account numbers to the caller.


Analysis: In this example, a thief posing as "Brett" used a technique called "social engineering" to trick the store associate into giving out confidential customer information. The associate's action placed all of the customers' account numbers at risk for fraudulent charges. Disclosing a customer's credit card number to an unauthorized person violates the Company's Privacy Policy and the Policy on Safeguarding JCPenney information. Associates must never disclose confidential information over the phone to anyone without first verifying the true identity of the caller, and legitimacy of the request. In general, no one from the Loss Prevention Department would call a store associate and ask for credit card numbers from the day's transactions.



Example C

Situation: In anticipation of store closing in the evening, a store associate empties a register and places cash and personal checks in the cash bag. When a customer asks for assistance, the associate places the cash bag on top of the register wrap area. While he is assisting the customer, another customer takes the cash bag and exits the store.


Analysis: This associate failed to protect the privacy of customer personal information. Personal checks contain key information that can be used by criminals to steal an individual's identity or commit fraud, typically name, address, phone number, bank account number, and in some cases, driver's license number. Associates must keep cash and media bags out of the reach of customers at all times. Place bags on a shelf to ensure they are not visible or accessible to customers when the register is unattended.


Preservation of Company Assets

Examples for Preservation of Company Assets


Example A

Situation: An associate, in a rush to complete his or her work before leaving on a business trip, authorizes the payment of supplier invoices without following the prescribed Company procedures for approving invoices for payment.

Analysis: This conduct would involve a violation of the Statement of Business Ethics. Company procedures require that invoices be approved only by certain designated associates. Each associate is required to determine that the Company, in accordance with applicable Company procedures, has received or will receive full value in terms of cost, quantity, and quality and that accurate supporting documentation is available.



Example B

Situation: An associate duplicates a user's manual on use of a particular software program for a neighbor who has a business that he operates out of his home on a part time basis.


Analysis: This action violates this Statement because it misuses Company assets (in this case, the user's manual) in an unauthorized manner. Additionally, the copying of the materials could be a violation of the Company's license agreement with the software developer and might also be a violation of the federal copyright laws. The same type of violation could occur if the actual software were duplicated.



Example C

Situation: An associate runs a carpet cleaning business on the side. The associate uses Company software and hardware to generate letters to customers, create advertising copy, and store financial information such as monthly receivables, tax information, etc. The associate, on occasion, has used duplicating machines to make copies of advertising fliers for the business, and has solicited new customers by posting ads on Internet newsgroups. The associate is seen working on this information during business hours by a fellow associate, who reports the activity to the department head.


Analysis: The associate has used Company resources for non-business activities. The manager has reason to suspect inappropriate use of Company resources, and has the right to access this associate's personal computer files, without the associate's prior consent, to determine the extent of misuse.



Example D

Situation: An associate is vehemently opposed to a new government ruling in his town. The associate begins sending harassing e-mail communication to a local city council member, using the Company's equipment and e-mail resources. Each note identifies the associate by his electronic address ("associatename@jcpenney.com"). The council member contacts the Company to threaten legal action against the Company unless the associate's e-mail ceases.


Analysis: The associate misused his e-mail privileges by sending personal, non-business correspondence on Company time, using Company equipment and resources. The associate further placed the Company's reputation at risk, and subjected it to possible legal implications by the harassing nature of his correspondence while purportedly acting as a representative of the Company.



Example E

Situation: An associate uses the Company's Internet connection to access external newsgroups. The associate gets into a heated debate with others on the quality of Company XYZ's product. The associate's personal experience with Company XYZ has been unsatisfactory, and the associate makes derogatory and libelous remarks about the company and its offerings. Each posting to the newsgroup identifies the associate by her JCPenney e-mail address ("associatename@jcpenney.com"). The associate is unaware that Company XYZ is one of JCPenney's new suppliers.

Analysis: The associate appears to act as a representative of JCPenney with each note she posts to an electronic newsgroup. As such, the associate's comments could be perceived as the opinion of the Company, and in this example, possibly threaten the Company's relationship with the supplier.



Example F

Situation: An associate uses the Company's Internet connection to repeatedly access "adult" material during the business day. A fellow associate observes this activity, and is offended by an image displayed on the associate's computer screen. Consequently, the manager monitors the associate's Internet activity without his knowledge.


Analysis: There is no business reason for an associate to use Company resources to knowingly and voluntarily access, print, or distribute adult or potentially offensive material. Such actions are a violation of the policy on the Protection of Company Assets in Electronic Form, as well as a potential violation of the JCPenney Anti-Harassment policy.